Exhibit 10.1

SEITEL HOLDINGS, INC.

2008 RESTRICTED STOCK AND RESTRICTED STOCK UNIT PLAN
EFFECTIVE APRIL 8, 2008

1.                  Purpose of Plan.  This 2008 Restricted Stock and Restricted Stock Unit Plan (the "Plan") of Seitel Holdings, Inc., a Delaware corporation (the "Company"), is designed to provide incentives to such present and future Employees of the Company or its Subsidiaries, as may be selected in the sole discretion of the Committee, through the grant of Restricted Stock and Restricted Stock Unit Awards by the Company to Participants.  This Plan is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to continue to provide services to or remain employed by the Company or a Subsidiary (as the case may be).  The availability and offering of Restricted Stock and Restricted Stock Units under the Plan also increases the Company's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.  All Awards granted under the Plan are intended to qualify for an exemption (the "Exemption") from the registration requirements under the Securities Act, pursuant to Rule 701 of the Securities Act.  In the event that any provision of the Plan would cause any Award granted under the Plan to not qualify for the Exemption, the Plan shall be deemed automatically amended to the extent necessary to cause all Awards granted under the Plan to qualify for the Exemption.

2.                   Definitions.  Certain terms used in this Plan have the meanings set forth below:

"Approved Sale" shall have the meaning ascribed to such term in the Securities Holders Agreement.

"Award" means Restricted Stock or Restricted Stock Units granted under the terms of the Plan.

"Award Agreement" means the agreement between the Company and a Participant pursuant to which an Award is granted and which specifies the terms and conditions of that Award, including the vesting requirements applicable to that Award.  Each Award granted under the Plan shall be evidenced by Award Agreement.

"Award Shares" means shares of Restricted Stock, shares of Common Stock and Units acquired pursuant to an Award.

"Board" means the Company's board of directors.

"Cause" shall have the meaning ascribed to such term in the applicable Employment Agreement, or if none, the Award Agreement.

"Common Stock" means the Company's Common Stock, par value $0.001 per share.

"Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as the same may be amended from time to time.

"Committee" means the Board or a committee of the Board designated to administer the Plan.  Upon the consummation of a Public Offering the Committee shall be composed of two or more directors appointed by the Board, each of whom shall be a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and an "outside director" as defined in Section 162(m) of the Code.

"Disability" means, as determined by the Committee in its sole discretion, that a Participant:

        (a)         is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

        (b)        is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering Employees.

"Employee" means a senior executive employee of the Company and/or any of its Subsidiaries.

"Employment Agreement" means the employment agreement by and between a Participant and the Company and/or any of its Subsidiaries (if any for such Participant), as in effect from time to time.

"Investor" means ValueAct Capital Master Fund, L.P., a British Virgin Islands limited partnership, or any Successor thereto.

"Participant" means an Employee who is granted an Award hereunder.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

"Public Offering" shall have the meaning ascribed to such term in the Securities Holders Agreement.

"Restricted Stock" means Common Stock awarded by the Committee under Section 5 hereof.

"Restricted Stock Unit" or "Unit" means a right, granted to a Participant under Section 6 hereof, to receive the value of Common Stock at the end of a specified deferral period.

"Securities Act" means the Securities Act of 1933, as amended, and any successor statute thereto.

"Securities Holders Agreement" means the Securities Holders Agreement by and among Seitel Holdings, LLC, Valueact Capital Master Fund, L.P., and the Management Investors identified therein, dated January 8, 2007, as amended from time to time.

"Subsidiary" means any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is owned, directly or indirectly, by the Company.

"Successor" means: (i) a Permitted Transferee, (ii) the legal representative of a Participant or his or her estate (in the case of a deceased Participant) or (iii) the Person or Persons who shall acquire an Award or Award Shares by bequest or inheritance or other transfer by reason of the death of the Participant.

Capitalized terms used in this Plan and not defined herein shall have the meanings ascribed thereto in the Securities Holders Agreement.

3.                   Administration of the Plan.

(i)                  The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees to whom Awards will be granted, in executing Award Agreements with Participants under the Plan, in determining whether, and to what extent, Awards may be transferable by a Participant in accordance with the Securities Holders Agreement, in determining the number of shares of Restricted Stock or the number of Units to be granted to each such Employee under an Award, and in determining the terms and conditions of Awards granted under the Plan.

(ii)                 Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement:  (i) determine the number of shares of Restricted Stock or the number of Units subject to each Award; (ii) determine the time or times when and the manner and condition in which each Award shall vest and/or be settled, as applicable; and (iii) determine or impose other conditions as it may deem appropriate.

(iii)                The Committee may condition the vesting and/or settlement of an Award upon: (i) the Employee's continued service over a period of time with the Company or its Subsidiaries, (ii) the achievement by the Participant of certain performance goals, or (iii) any combination of the above conditions, as specified in the applicable Award Agreement.  If the specified conditions are not attained, the Participant shall forfeit the portion of the Award with respect to those conditions that are not attained.

(iv)                The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes to such regulations as it shall, from time to time, deem advisable.  Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all actions taken by the Committee, shall be final and binding on Participants and Successors, if applicable.

4.                   Shares of Common Stock Subject to the Plan.

(i)                  Subject to adjustment as provided in Section 8 hereof, the maximum number of shares that may be issued under the Plan shall not exceed 25,000 shares.

(ii)                 Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan.  Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.  If any Award (or portion thereof) granted hereunder is forfeited or such Award (or portion thereof) otherwise terminates, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

5.                   Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)                  Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as set forth in an Award Agreement and the Securities Holders Agreement.  Except as otherwise provided herein or in an Award Agreement, a Participant granted Restricted Stock shall have all of the rights of a shareholder with respect to such Restricted Stock, including the right to vote and the right to receive dividends, subject in each case to the provisions of the Securities Holders Agreement.

(ii)                 Forfeiture. Except as otherwise provided in the applicable Award Agreement, the Securities Holders Agreement or determined by the Committee in its sole discretion, all of a Participant's unvested shares of Restricted Stock shall be forfeited upon the Termination Date (as defined in the Securities Holders Agreement) of such Participant's employment with the Company and all Subsidiaries.

(iii)                 Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)                Dividends.  All dividends to which a Participant is entitled to receive by reason of his or her ownership of unvested shares of Restricted Stock shall be paid in shares of Restricted Stock (as determined by the Committee in its sole discretion) which shall be subject to the same terms and conditions as the Restricted Stock on which such dividends were granted.

6.                  Restricted Stock Units. The Committee is authorized to grant Units to Participants, which are rights to receive Common Stock, cash, or any combination thereof at the end of a specified deferral period (as set forth in an Award Agreement), subject to the following terms and conditions:

(i)                 Nature of Units.  Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan.  Each Participant's right in Units is limited to the right to receive payment, if any, as may be provided in an Award Agreement.  Units do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.  The right of any holder of Units to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.  Nothing contained in the Plan shall be construed to give any Participant any rights with respect to Common Stock or any ownership interest in the Company by reason of being granted an Award of Units.  No provision of the Plan shall be interpreted to confer any voting, dividend, derivative or other similar rights with respect to any Units, except as provided in Section 6(iv).

(ii)                 Award and Restrictions. Payment or delivery of an Award of Units shall occur pursuant to the terms of the applicable Award Agreement.  Units shall be satisfied by delivery of Common Stock, unless otherwise determined by the Committee.

(iii)                 Forfeiture. Except as otherwise provided in the applicable Award Agreement, the Securities Holders Agreement or determined by the Committee in its sole discretion, all of a Participant's unvested Units shall be forfeited upon the Termination Date (as defined in the Securities Holders Agreement) of such Participant's employment with the Company and all Subsidiaries.

(iv)                Dividends.  All dividends to which a Participant is entitled to receive by reason of his or her ownership of Units shall be paid in Units (as determined by the Committee in its sole discretion) which shall be subject to the same terms and conditions as the Units on which such dividends were granted.

7.                   Listing, Registration and Compliance with Laws and Regulations.  Each Award shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any federal, state or foreign securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue or purchase of shares thereunder, no such Award may be issued or paid in shares of Common Stock in whole or in part unless such listing, registration, qualification, consent or approval (a "Required Listing") shall have been effected or obtained.  The Participant of each such Award will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing or otherwise comply with any other applicable federal, state, local or foreign law, and shall otherwise cooperate with the Company in obtaining such Required Listing or in complying with such law(s).  The Company agrees to use commercially reasonable efforts to effect or obtain any Required Listing.

8.                  Adjustment for Change in Common Stock.  In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in Common Stock (or Common Stock generally), the Committee shall make appropriate changes in the number and type of shares authorized by this Plan and the number and type of shares covered by outstanding Awards.

9.                  Taxes.  The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Award, including the vesting or settlement thereof, issued under this Plan, and the Company may defer granting such Award, or its vesting or settlement, unless indemnified to the Board's satisfaction.  In any event, each Participant shall be required to indemnify the Company and hold it harmless for any and all withholding and similar tax obligations arising in connection with an Award.

10.                Termination and Amendment.  The Committee at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan (except that it may not extend the term of this Plan); provided that, subject to the other provisions hereof, the Committee may not change any of the terms of an Award Agreement in a manner which would have a material adverse effect on the Participant without such Participant's consent.  Notwithstanding the foregoing, any amendment to the Securities Holders Agreement that affects a provision contained herein shall be deemed to be an amendment to the Plan.  To the extent any such amendment to the Securities Holders Agreement affects the terms of an Award Agreement, the Participant and any Successor shall be deemed to have consented to that amendment.  This Plan shall terminate on the 10th anniversary of the effective date.

11.               Participant Acknowledgments.  In connection with the grant of any Award and/or the issuance of any Award Shares, each Participant acknowledges and agrees, that as a condition to any such grant or issuance:

(i)                  The Company will have no duty or obligation to disclose to any Participant, and no Participant will have any right to be advised of, any material information regarding the Company or its Subsidiaries at any time prior to, upon or in connection with, the Company's exercise of any repurchase rights in the Securities Holders Agreement with respect to any Award Shares.

(ii)                 Such Participant will have consulted, or will have had an opportunity to consult with, independent legal counsel regarding his or her rights and obligations under this Plan and any written agreement evidencing any grant of any Award or the issuance of any Award Shares and he or she fully understands the terms and conditions contained herein and therein.

(iii)                 Each Participant shall acknowledge the restrictive covenants contained in his or her Employment Agreement, if any, and/or the Securities Holders Agreement and shall execute and deliver to the Company a joinder to the Securities Holders Agreement reasonably satisfactory in form and substance to the Company.

12.                Application of Securities Holders Agreement; Restrictions on Transfer.

(i)                  Each Participant and his or her Permitted Transferees shall be required to join the Securities Holders Agreement and agree to be subject to its terms upon receipt of an Award granted hereunder.

(ii)                 Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Participant's lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited.  The Committee may grant Awards that are transferable by the Participant during his or her lifetime, but such Awards shall be transferable only to the extent specifically provided in an Award Agreement and subject to the Securities Holders Agreement.  The transferee of the Participant shall, in all cases, be subject to the Plan, the Securities Holders Agreement and the provisions of the applicable Award Agreement.

(iii)                 An Employee, or if applicable a Successor, who receives an Award shall be bound by the Securities Holders Agreement to the same extent as would a "Management Investor," as that term is defined in the Securities Holders Agreement, and each Award Share shall be an "Incentive Security" within the meaning of the Securities Holders Agreement.  Accordingly, any Award and all Award Shares shall be held, transferred, sold or otherwise disposed of only in accordance with the Securities Holders Agreement. Without limiting the generality of the foregoing, each Participant and any Successor shall comply with the provisions set forth in the Securities Holders Agreement with regard to an Approved Sale, as well as be bound by any transfer restrictions, restrictive covenants and other obligations delineated in the Securities Holders Agreement.  Any rights of a "Management Investor" under the Securities Holders Agreement will be available to a Participant or Successor only in respect of any portion of an Award which is then vested.  In addition, and notwithstanding anything to the contrary herein, all Award Shares shall, regardless of whether such Award Shares are subject to restrictions or conditions or whether such Award Shares are vested under the applicable terms of the Plan or Award Agreement, be subject to the Repurchase Option of the Company upon any termination of the Employee's employment with the Company and all Subsidiaries in accordance with the terms of the Securities Holders Agreement.

13.                 Approved Sale, Public Offering or Other Corporate Transaction

(i)                  Notwithstanding any provision in this Plan to the contrary and unless otherwise provided in the applicable Award Agreement, in the event of (a) an Approved Sale, (b) a Public Offering, or (c) a Change in Control (as defined in the applicable Award Agreement or as otherwise determined by the Committee in its sole discretion) (each, a "Transaction"), the Committee may, in its sole discretion:

         (a)        accelerate the vesting of all or a portion of an Award,

         (b)        settle any vested Units for per-share consideration received in the Transaction or the equivalent value thereof, as determined by the Committee in its sole discretion, or

         (c)        require the successor corporation, following a Transaction if the Company does not survive such Transaction, to assume all outstanding Awards or to substitute such Awards with awards of such successor corporation on terms and conditions necessary to preserve the rights of Participants under such Awards.

14.                Severability.  Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Plan will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

15.                Remedies.  Each of the Company and any Participant will be entitled to enforce its rights under this Plan specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Plan and to exercise all other rights existing in its favor.  Each Participant and the Company acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Plan and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Plan.

16.                Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

17.                Governing Law.  All issues concerning this Plan will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.  Each of the Company and each Participant waives the necessity for personal service of any and all process upon it and consents that all such service of process may be made by registered or certified mail (return receipt requested) or an overnight courier with delivery confirmation, in each case directed to such party in accordance with the notice requirements set forth in this Plan, and service so made will be deemed to be completed on the date of actual receipt.  Each of the Company and each Participant consents to service of process as aforesaid.  Nothing in this Plan will prohibit personal service in lieu of the service by certified or registered mail or an overnight courier with delivery confirmation contemplated herein.

18.                Notices.  Any notice required or permitted under this Plan or any agreement executed and delivered in connection with this Plan shall be in writing and shall be either delivered by reputable overnight courier with delivery confirmation, personally delivered, or certified or registered mail, return receipt requested, to any Participant at the address indicated in the Company's records for such Participant, and to the Company at the address below indicated:

   Notices to the Company:

   Seitel Holdings, Inc.

   c/o ValueAct Capital Master Fund, L.P.

   435 Pacific Avenue, 4th Floor

   San Francisco, CA  94133

   Attention:          Allison Bennington, General Counsel

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  Any notice under this Plan shall be deemed to have been given when so delivered or mailed.